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                                                                   EXHIBIT 99.1

Contact:

        Jack Davis (investor relations) 501-376-0044
        Len Hall (media) 949-474-4300 len@allencaron.com
        Allen & Caron Inc.

              INVESTOR GROUP LED BY KYZEN DIRECTORS AND MANAGEMENT
            PURCHASES KYZEN SHARES FROM COMPANY'S LARGEST SHAREHOLDER

NASHVILLE, TN (April 18, 2001) . . . . Kyzen Corp. (OTCBB:KYZN.OB), a specialty chemical company and a leading provider of products and processes for precision cleaning applications in high-technology manufacturing environments, today announced the completion of a series of privately negotiated transactions between certain Kyzen officers, directors, employees and family members and Christopher B. Cannon. All of the shares of Kyzen's common stock owned by Mr. Cannon were either purchased by such individuals or will be redeemed by the Company. Prior to the transactions, Mr. Cannon was the largest shareholder of the Company. According to Kyzen President and CEO Kyle J. Doyel, the 13 officers, directors, employees and family members purchased in excess of one million shares from Mr. Cannon.

Mr. Doyel commented, "A personal investment of this magnitude should indicate the commitment of the management, directors, employees and their families to make Kyzen a success for all shareholders. We are voting with our personal pocketbooks that we believe we can successfully execute our business plan and increase value of all shareholders."

In 1990, Kyzen was founded to provide CFC-free cleaning solutions to the electronics industry. Cannon, then a venture capitalist, was instrumental in assisting the founders in the start-up phase of the Company. Since being elected to the U.S. Congress from the Third District in Utah in 1996, Cannon has been less active in his involvement with the Company.

"We are very grateful to Mr. Cannon for his involvement with the Company," added Kyzen Chairman and Vice President Michael L. Bixenman. "His vision and assistance when we were a start-up venture helped Kyzen as it has refocused its business plan into new and growing markets. Today there are 35 high technology jobs in seven states due in part to his early guidance and help."

The Company indicated that more details regarding these transactions are expected to be filed with the SEC in the near future.

Kyzen Corporation is a specialty chemical company and a leading provider of products and processes for precision applications in high-technology manufacturing environments.

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties. Management has included in this press release certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities


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Exchange Act of 1934, as amended. When used, statements which are not historical in nature, including the words "anticipate," "estimate," "should," "expect," "believe," "intend" and similar expressions are intended to identify forward-looking statements. Such statements are, by their nature, subject to certain risks and uncertainties. Among the factors that could cause actual results to differ materially from those projected are the following: business conditions and the general economy as they affect interest rates; business conditions as they affect manufacturers of chemical raw materials; business conditions as they affect growth in the electronics, semiconductor, optics and aerospace markets; the federal, state and local regulatory environment; changes in the import and export rules, regulations and tariffs as they apply to countries where the Company conducts its business; the ability of the Company to obtain financing or equity capital with favorable terms and conditions; the availability of new expansion and acquisition opportunities; changes in the financial condition or corporate strategy of the Company's primary customers;
and the ability of the Company to develop new competitive product lines. Actual results, events and performance may differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as the date hereof. The Company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.




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